                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant    /X/
Filed by a Party other than the Registrant /  /

Check the appropriate box:

/X/ Preliminary Proxy Statement             / / Confidential, for use of the
/ / Definitive Proxy Statement                  Commission Only (as permitted by
/ / Definitive Additional Materials             Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      APPLIED EXTRUSION TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                      APPLIED EXTRUSION TECHNOLOGIES, INC.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount previously paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

Notes:

Applied Extrusion Technologies, Inc.
3 Centennial Drive
Peabody, Massachusetts 01960

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 1, 1999

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Applied Extrusion Technologies, Inc. will be held at the 36th Floor Conference Center, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 a.m. on Monday, March 1, 1999 for the following purposes:

    1.  To elect three Class I directors.

    2. To increase the aggregate number of option shares available for grant under the Corporation's 1994 Stock Option Plan.

    3. To amend the Corporation's Certificate of Incorporation to increase the authorized Common Stock of the Corporation.

    4. To transact any other business that may properly come before the Meeting or any adjournment thereof.

    Stockholders of record at the close of business on January 8, 1999 are entitled to notice of and to vote at the Meeting.

    If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors,
                                          Gerald M. Haines II
                                          Secretary

January 29, 1999

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 1, 1999
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    The enclosed form of proxy is solicited on behalf of the Board of Directors of Applied Extrusion Technologies, Inc. ("AET" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the 36th Floor Conference Center, Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:30 a.m. on Monday, March 1, 1999 or at any adjournment thereof. A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date,
(ii) by otherwise delivering a written revocation to the Secretary of the Company or (iii) by attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting.

    The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its directors, officers and regular employees to solicit proxies personally and by mail, telephone or telegram from brokerage houses and other shareholders. The Company has retained the services of MacKenzie Partners, Inc. to assist with the solicitation of proxies on behalf of the Company, at an anticipated cost of approximately $5,000 plus expenses. The Company will also reimburse brokers, banks and other custodians, nominees and fiduciaries and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

    In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the common stock, $.01 par value (the "Common Stock"), of the Company at the close of business on January 8, 1999 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding 11,280,150 shares of Common Stock each of which is entitled to one vote on each matter to come before the Meeting. This proxy statement and the enclosed proxy are being mailed to Stockholders on the same date as the date of the Notice of Annual Meeting.

    Consistent with state law and under the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy at a meeting, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting. The three nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions or "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the election of directors.

    The Annual Report to Stockholders for AET's fiscal year ended September 30, 1998 accompanies this proxy statement. The principal executive offices of AET are located at 3 Centennial Drive, Peabody, Massachusetts 01960.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

    The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as directors of the three nominees named below, all of whom are currently directors of the Company, unless authority to vote for the election of one or more of such nominees is withheld by marking the proxy to that effect.

    Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors is divided into three classes, as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year. Pursuant to the Restated Certificate of Incorporation and By-laws, the nominees include the three directors standing for reelection and designated as Class I Directors, whose terms expire at the 1999 Annual Meeting. The enclosed proxy cannot be voted for a greater number of persons than three.

    If Proposal I is approved, Amin J. Khoury, Thomas E. Williams, and Mark M. Harmeling will be elected as Class I Directors for a term of three years expiring at the 2002 Annual Meeting, and until their respective successors are elected and shall qualify to serve.

    It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.

                                    NOMINEES

NAME, AGE (AS OF JANUARY 8, 1999),                                                                DIRECTOR       TERM
  BUSINESS AND CURRENT DIRECTORSHIPS                                                                SINCE       EXPIRES
-----------------------------------------------------------------------------------------------  -----------  -----------

AMIN J. KHOURY, 59--Founder and Chairman of the Board of Directors of the Company since October        1986         1999
  1986; from October 1986 to August 1993, Chief Executive Officer of the Company; President of
  the Company from August 1988 through November 1992; Founder and Chairman of the Board of
  Directors of BE Aerospace, Inc., a manufacturer of cabin interior products for commercial aircraft; Director of Brooks Automation, Inc., a leading worldwide independent supplier of vacuum substrate handling robots, modules and cluster tool platforms for semiconductor and flat panel display manufacturing.

THOMAS E. WILLIAMS, 52--Director, President and Chief Operating Officer of the Company since           1992         1999
  December 1992; Chief Executive Officer of the Company since August 1993; from 1988 until
  1992, President and Chief Executive Officer of Home Innovations, Inc., a home furnishings company; from 1980 until 1988, held a number of executive positions with PepsiCo, Inc.

MARK M. HARMELING, 46--Director of the Company since 1986; since 1997, an executive of The A.G.        1986         1999
  Spanos Corporation, a leading developer of multi-family residential complexes; since 1991,
  President of Bay State Realty Advisors, a real estate consulting firm; from 1985 to 1991,
  President of Intercontinental Real Estate Corporation, a real estate holding and development corporation; Director of Universal Holding Corporation, an insurance holding company.

                               CURRENT DIRECTORS

NAME, AGE (AS OF JANUARY 8, 1999)                                                                 DIRECTOR       TERM
  BUSINESS EXPERIENCE AND CURRENT DIRECTORSHIPS                                                     SINCE       EXPIRES
-----------------------------------------------------------------------------------------------  -----------  -----------

NADER A. GOLESTANEH, 38--Director of the Company; since 1990, President of Centremark                  1986         2000
  Properties, Inc., a real estate management and development company; since 1986, attorney in private practice in Boston, Massachusetts.

PAUL W. MARSHALL, 57--Director of the Company; since 1996, Professor of Management, Harvard            1986         2000
  Business School; from 1992 to 1997, Chairman of the Board and Chief Executive Officer of
  Rochester Shoe Tree Company, Inc., a manufacturer and distributor of cedar shoe trees and other cedar and shoe care products; from 1989 to 1991, Chairman of Industrial Economics
  Company, a management consulting firm; from 1989 to 1992, Adjunct Professor, Harvard Business
  School; Director of Raymond James Financial Corporation, a regional brokerage firm.

RICHARD G. HAMERMESH, 50--Director of the Company; since August 1987, Managing Partner, Center         1986         2001
  for Executive Development, an independent executive education and training firm; Director of
  BE Aerospace, Inc., a manufacturer of cabin interior products for commercial aircraft.

JOSEPH J. O'DONNELL, 54--Director of the Company; since 1978, Chairman of the Board and Chief          1986         2001
  Executive Officer of Boston Concessions Group, Inc., a company that manages food service operations in ski areas, amusement parks, restaurants and theaters.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held eight meetings during the fiscal year ended September 30, 1998. Each incumbent director attended at least 75% of the Board meetings and the meetings held by committees on which he served during such fiscal year. The Board of Directors currently has two standing committees, the Audit Committee and the Stock Option and Compensation Committee (the "Compensation Committee"). The Company does not have a standing Nominating Committee.

    The Audit Committee, composed of Richard G. Hamermesh and Joseph J. O'Donnell, held one meeting during the fiscal year ended September 30, 1998. The Audit Committee recommends to the Board of Directors the independent auditors to be engaged by the Company, reviews with management and with the independent auditors the Company's internal accounting procedures and controls, and reviews with the independent auditors the scope and results of their audit, as well as the scope of the auditor's internal activities.

    The Compensation Committee, which in fiscal 1998 was composed of Nader A. Golestaneh and Mark M. Harmeling, held two meetings and acted pursuant to written consent on seven occasions during the fiscal year ended September 30, 1998. The Compensation Committee provides recommendations to, and may act on behalf of, the Board regarding compensation matters, and administers the Company's stock option and compensation plans.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 8, 1999 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of the chief executive officer and the Company's four other most highly compensated executive officers who were serving at the end of fiscal 1998 (collectively, the "Named Executive Officers") and each director of the Company, and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

                                                                                           COMMON STOCK
                                                                                        BENEFICIALLY OWNED
                                                                                  -------------------------------
                                                                                                      PERCENT OF
                                                                                    NUMBER OF         OUTSTANDING
NAMES                                                                                SHARES            SHARES(1)
--------------------------------------------------------------------------------  -------------       -----------
T. Rowe Price Associates, Inc...................................................        880,600(2)        7.81%
  100 E. Pratt Street
  Baltimore, MD 21202
T. Rowe Price Small Cap Value Fund, Inc.........................................        850,000           7.54%
  100 E. Pratt Street
  Baltimore, MD 21202
Wellington Management Company, LLP..............................................        687,400           6.09%
  c/o Mellon Bank Corporation
  One Mellon Bank Center
  Pittsburgh, PA 15258
Dimensional Fund Advisors Inc...................................................        583,600           5.17%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Mellon Bank Corporation.........................................................        580,500           5.15%
  One Mellon Bank Center
  Pittsburgh, PA 15258
The Clark Estates, Inc..........................................................        580,000           5.14%
  One Rockefeller Plaza
  New York, NY 10020
Thomas E. Williams*+............................................................        441,843(3)        3.78%
Amin J. Khoury*+................................................................        346,500(4)        2.98%
David N. Terhune*...............................................................        262,814(5)        2.28%
Paul W. Marshall+...............................................................         69,382(6)          **
Mark S. Abrahams*...............................................................         57,626(7)          **
Joseph J. O'Donnell+............................................................         47,500(8)          **
Mark M. Harmeling+..............................................................         47,500(9)          **
Anthony J. Allott*..............................................................         47,107(10)         **
Richard G. Hamermesh+...........................................................         33,375(11)         **
Nader A. Golestaneh+............................................................         25,000(12)         **
All directors and executive officers as a group (11 persons)....................      1,395,663(13)      11.12%

------------------------

*   Named Executive Officer

+   Director of the Company

**  Less than 1 percent

(1) For purposes of determining beneficial ownership, owners of options exercisable within sixty days are considered the beneficial owners of the shares of Common Stock for which such options are exercisable, and the reporting herein is based on the assumption (as provided in the applicable rules of the Securities and Exchange Commission) that only the person or persons whose ownership is being reported has converted such options into Common Stock. As of January 8, 1999, there were 11,280,150 shares of Common Stock actually issued and outstanding.

(2) Includes holdings attributable to T. Rowe Price Small Cap Value Fund, Inc.

(3) Includes (i) 412,500 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days, (ii) 11,300 shares held by the AET Executive Deferred Compensation Plan Trust,
    (iii) 5,002 shares held by the 1996 AET Employee Stock Purchase Plan, and
    (iv) 3,040 shares held by the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Williams.

(4) Includes 337,500 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(5) Includes (i) 237,000 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days, (ii) 5,773 shares held by the AET Executive Deferred Compensation Plan Trust, (iii) 2,728 shares held by the 1996 AET Employee Stock Purchase Plan, and (iv) 2,813 shares held by the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Terhune.

(6) Includes (i) 10,000 shares held by Mr. Marshall as trustee of the Paul Marshall Self Employed Retirement Plan and (ii) 47,500 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(7) Includes (i) 48,125 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days, (ii) 2,681 shares held by the AET Executive Deferred Compensation Plan Trust, and (iii) 2,820 shares held in the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Abrahams.

(8) Includes 47,500 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(9) Includes 47,500 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days. Excludes 87,057 shares held in trusts for the benefit of Mr. Harmeling's children, of which Mr. Harmeling disclaims all beneficial interest.

(10) Includes (i) 39,375 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days, (ii) 600 shares held by the AET Executive Deferred Compensation Plan Trust, (iii) 2,013 shares held by the 1996 AET Employee Stock Purchase Plan, and (iv) 3,119 shares held by the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Allott.

(11) Includes 21,250 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(12) Includes 25,000 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(13) Includes and excludes the shares described in notes (3) through (12).

                             EXECUTIVE COMPENSATION

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Stock Option and Compensation Committee (the "Compensation Committee"), which is responsible for review and approval of compensation matters relating to executive officers of the Company and administering the Company's stock option plans, makes the following report on executive compensation for fiscal 1998.

    The Company's executive compensation program is designed to recruit, retain, reward and motivate talented executives who are capable of leading the Company in achieving its strategic and financial objectives in the competitive and rapidly changing oriented polypropylene and apertured films industries.

    The Company relies on three compensation components to motivate executive performance: annual salary, incentive cash bonuses and stock-based incentive compensation. Each of the Named Executive Officers has an annual base salary, established by an employment agreement or otherwise, at a level the Company believes is comparable to companies in its industry and consistent with the range for growth companies traded on the Nasdaq National Market System. To determine salary ranges for its executives, each year the Company utilizes a variety of compensation surveys generated by independent consulting firms with expertise in compensation matters, and examines the compensation levels of executives with similar responsibilities in comparable organizations. Annual base salary of executives is targeted at levels which, together with incentive bonuses, would provide annual cash compensation to individual executives at below median market compensation levels for poor corporate or unit performance, at median market compensation levels for good performance, and above median market compensation levels for excellent performance.

    In addition to base salary, each Named Executive Officer is eligible to receive an incentive cash bonus at the end of each fiscal year based upon corporate performance, that officer's individual performance, and in certain cases group performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular reference to operating earnings and net income for the year compared to targets set forth in the Company's annual Business Plan approved by the Board of Directors at the beginning of each fiscal year. Because the Compensation Committee believes that short-term fluctuations in stock price do not necessarily reflect the underlying strength or future prospects of the Company, the Compensation Committee does not emphasize year-to-year changes in stock price in its evaluation of corporate performance. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria.

    While skeptical about the significance of short-term fluctuations in stock price, the Compensation Committee believes that long-term stock price appreciation will reflect the Company's achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees by aligning their economic interests with the interests of the Company's long-term shareholders through the Company's stock-based incentive compensation program. Stock options are granted to key employees at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives. Stock option grants are also made by reference to the number of stock options an employee already holds.

    During its most recent fiscal year, despite achieving the majority of its strategic objectives aimed at creating long-term shareholder value, operating earnings and net income did not meet the Company's projections as a result of factors affecting the OPP Films industry as a whole, and therefore, for the third consecutive year, the Company did not pay cash bonuses to the majority of its Named Executive Officers. The Company did grant stock options to more than 130 employees, including Named Executive Officers, upon recommendation of management and approval of the Compensation Committee.

    The compensation of Thomas E. Williams, the Company's Chief Executive Officer was determined using the methods described above. Mr. Williams' salary for fiscal year 1998 remained unchanged from the prior year, and Mr. Williams received no bonus compensation as a result of the Company's failure to achieve its operating earnings and net income targets for the year. Mr. Williams was granted options to purchase 50,000 shares of Common Stock of the Company, in view of the successful achievement of several strategic objectives in fiscal 1997 and 1998, and to provide additional incentives designed to retain and motivate to Mr. Williams in view of the fact that all options previously granted to him had become fully vested in early 1998.

    The Company has entered into long-term employment agreements with Amin J. Khoury, who serves as Chairman of the Board of the Company, Thomas E. Williams, who serves as President and Chief Executive Officer of the Company, David N. Terhune, who serves as Executive Vice President and Chief Operating Officer of the Company, Anthony J. Allott, who serves as Vice President, Chief Financial Officer and Treasurer, and Mark S. Abrahams, who serves as Vice President and General Manager, Specialty Nets and Nonwovens Division of the Company. See "Employment Contracts" below. Prior to entering into the employment agreements with Messrs. Khoury and Williams, the Company engaged compensation consultants who provided compensation survey information for executive officers of similarly situated companies.

    With respect to the above matters, the Compensation Committee submits this report.

       STOCK OPTION AND COMPENSATION COMMITTEE
       Mark M. Harmeling
       Nader A. Golestaneh

    The following tables set forth information with respect to the compensation of the Named Executive Officers earned during fiscal 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                               ANNUAL COMPENSATION                COMPENSATION
                                                 -----------------------------------------------  -------------
                                                                               OTHER ANNUAL           STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY($)(1) BONUS($)(1)     COMPENSATION($)      OPTIONS(#)    COMPENSATION($)
------------------------------------  ---------  -----------  -----------  ---------------------  -------------  ----------------
Thomas E. Williams..................       1998     415,000       --                --                 50,000           36,825(3)
  President and                            1997     404,700       --                --                 --               37,898(3)
  Chief Executive Officer                  1996     396,128       --                                  150,000(2)        36,242(3)

Amin J. Khoury......................       1998     415,000       --                --                 50,000           --
  Chairman of the Board                    1997     404,700       --                --                 --               --
                                           1996     396,128       --                --                200,000(2)        --

David N. Terhune....................       1998     315,000       --                --                 50,000           33,100(4)
  Executive Vice President                 1997     310,000       --                --                 --              113,829(4)
  and Chief Operating Officer              1996     241,667       --                --                160,000(2)        11,250(4)

Mark S. Abrahams....................       1998     193,333      138,000            --                 12,500            5,600(5)
  Vice President and General               1997     184,000      117,000            --                 --                9,750(5)
  Manager, Specialty Nets &                1996     178,143       78,000            --                 20,000(2)        11,250(5)
  Nonwovens Division

Anthony J. Allott...................       1998     178,750       50,000            --                 12,500            5,600(5)
  Vice President, Chief Financial          1997     152,500       --                --                 20,000            9,750(5)
  Officer and Treasurer                    1996     127,994       --                --                 15,000(2)        50,370(6)

------------------------

(1) Includes amounts earned but deferred by the executive officer at the election of those officers pursuant to the Company's 401(k) Plan or Executive Deferred Compensation Plan.

(2) Represents a repricing in fiscal 1996 of options originally granted in fiscal 1995; no additional options were granted to Named Executive Officers in fiscal 1996.

(3) Includes employer contributions under the Company's 401(k) savings and profit sharing plan, and life and disability insurance premiums paid by the Company pursuant to the terms of the employment agreement between the Company and Mr. Williams.

(4) Includes employer contributions under the Company's 401(k) savings and profit sharing plan, and moving and relocation expenses paid to Mr. Terhune in 1997 and 1998.

(5) Includes employer contributions under the Company's 401(k) savings and profit sharing plan.

(6) Includes employer contributions under the Company's 401(k) savings and profit sharing plan, and amounts received in 1996 in connection with Mr. Allott's relocation.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                               ------------------------------------------------------
                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                              % OF TOTAL                               ANNUAL RATES OF STOCK
                                                                OPTIONS                                PRICE APPRECIATION FOR
                                                              GRANTED TO                                 OPTION TERM($)(2)
                                                 OPTIONS     EMPLOYEES IN     EXERCISE    EXPIRATION   ----------------------
NAME                                           GRANTED(#)   FISCAL YEAR(1)   PRICE($/SH)     DATE          5%         10%
---------------------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
Thomas E. Williams...........................      50,000           8.15%     $    7.00     02/02/08   $  220,113  $  557,810
Amin J. Khoury...............................      50,000           8.15%     $    7.00     02/02/08   $  220,113  $  557,810
David N. Terhune.............................      50,000           8.15%     $    7.00     02/02/08   $  220,113  $  557,810
Mark S. Abrahams.............................      12,500           2.04%     $   8.375     10/02/07   $   65,639  $  167,007
Anthony J. Allott............................      12,500           2.04%     $   8.375     10/02/07   $   65,639  $  167,007

------------------------

(1) Options were granted to over 100 employees of the Company through the course of Fiscal 1998.

(2) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the U.S. Securities and Exchange Commission. The potential realizable values stated are not discounted to their net present value.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                            VALUE OF
                                                                                     NUMBER OF        UNEXERCISED OPTIONS
                                                                                UNEXERCISED OPTIONS       IN-THE-MONEY
                                                                                   AT FY-END (#)         AT FY-END ($)
                                          SHARES ACQUIRED          VALUE           EXERCISABLE/           EXERCISABLE/
NAME                                      ON EXERCISE (#)      REALIZED ($)        UNEXERCISABLE        UNEXERCISABLE(1)
--------------------------------------  -------------------  -----------------  -------------------  ----------------------
Thomas E. Williams....................          --                  --              400,000/50,000     $1,349,500/$128,125
Amin J. Khoury........................          --                  --              312,500/62,500      $ 591,406/$144,531
David N. Terhune......................          --                  --              222,500/52,500      $ 379,531/$131,406
Mark S. Abrahams......................          --                  --               45,000/17,500      $ 156,563/$21,406
Anthony J. Allott.....................          --                  --               31,250/31,250      $  40,391/$37,578

------------------------

(1) The closing price for the Company's Common Stock on the Nasdaq National Market System on September 30, 1998, the last trading day of the fiscal year, was $9.5625 per share.

COMPENSATION OF DIRECTORS

    Directors of the Company receive compensation of $2,500 per quarter, and Directors who are also committee members receive an additional $1,250 per quarter for each committee on which they serve. Directors who are not officers of the Company (the "Eligible Directors") also receive a $1,000 attendance fee for each meeting which they attend. In addition, Eligible Directors are entitled to participate in the Company's 1991 Stock Option Plan for Directors (the "Directors' Plan"). Under the Directors' Plan, each Eligible Director is awarded an option covering 5,000 shares of Common Stock on June 30 of each year the plan is in effect, provided he or she is an Eligible Director on that date. In addition, each Eligible Director, excluding those individuals who are currently directors of the Company, is awarded an initial grant covering 25,000 shares of Common Stock as of the date of his or her first election as a director.

    The exercise price of all options granted under the Directors' Plan may not be less than 100% of the fair market value of the Common Stock on the date of the grant. Options expire 10 years after the date of grant and become exercisable, subject to certain conditions which accelerate vesting, as follows:
25% on the first anniversary of the date of grant and an additional 25% each anniversary thereafter. On June 30, 1998, each Eligible Director was awarded an option to purchase 5,000 shares of Common Stock at a price of $7.13 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    THOMAS E. WILLIAMS. Mr. Williams and the Company have entered into an employment agreement pursuant to which he currently serves as President and Chief Executive Officer of the Company. The agreement became effective as of April 26, 1994 and, as amended, extends through April 25, 1999. Under the agreement, Mr. Williams currently receives an annual base salary of $415,000, and any bonus payable to Mr. Williams is at the discretion of the Company. If the Company terminates Mr. Williams' employment other than for death, disability or cause (as defined in the agreement), or if Mr. Williams terminates his employment for good reason (as defined in the agreement), the Company will continue to pay his salary and provide certain other benefits until the earlier of two years after the end of the Employment Period (as defined in the agreement) or five years from the actual date of termination. Upon a change of control (as defined in the agreement) of the Company, the employment agreement with Mr. Williams will automatically extend for a period of five years from the date of such change of control, any termination of Mr. Williams thereafter will be deemed to be without cause, and all outstanding and unvested options held by him will immediately vest.

    AMIN J. KHOURY. Mr. Khoury and the Company have entered into an employment agreement pursuant to which he currently serves as Chairman of the Board of Directors of the Company. The agreement became effective as of April 26, 1994 and, as amended, extends through April 25, 1999 (the "Term"). Under the employment agreement, Mr. Khoury currently receives an annual base salary of $415,000, and any bonus payable to Mr. Khoury is at the discretion of the Company. If the Company terminates Mr. Khoury's employment other than for death or disability, the Company will continue to pay his salary until two years after the later of the date of termination or the end of the Term. Under the terms of his current agreement, if Mr. Khoury dies, his designee or estate is entitled to receive his base salary for the remainder of the term of the employment agreement. If he becomes disabled, he is entitled to receive his base salary, plus all benefits owing under the agreement, for the remainder of its term. In the event of a change of control of the Company, the employment agreement with Mr. Khoury will automatically renew for a period equal to its initial term, and all outstanding and unvested options held by him will immediately vest.

    DAVID N. TERHUNE. Mr. Terhune and the Company have entered into an employment agreement pursuant to which he currently serves as Executive Vice President and Chief Operating Officer of the Company. The agreement became effective as of February 1, 1996 and extends through January 31, 1999, subject to annual renewals thereafter (the "Term"). Under the agreement, Mr. Terhune currently receives an annual base salary of $315,000, and any bonus payable to Mr. Terhune is at the discretion of the Company. If the Company terminates Mr. Terhune's employment without cause (as defined in the agreement) after July 31, 1997, the Company will continue to pay his salary and provide certain other benefits until the earlier of eighteen months after the end of the Term or three years from the actual date of termination. Upon a change of control (as defined in the agreement) of the Company, the employment agreement with Mr. Terhune will automatically extend for a period of three years from the date of such change of control, any termination of Mr. Terhune thereafter will be deemed to be without cause, and all outstanding and unvested options held by him will immediately vest.

    MARK S. ABRAHAMS. Mr. Abrahams and the Company have entered into an employment agreement pursuant to which he currently serves as Vice President and General Manager, Specialty Nets & Nonwovens Division. The agreement extends through June 1, 1999, subject to annual renewals thereafter. Under the agreement, Mr. Abrahams currently receives an annual base salary of $200,000, and any bonus payable to Mr. Abrahams is at the discretion of the Company. If the Company terminates Mr. Abrahams' employment without cause (as defined in the agreement) after June 1, 1998, the Company will continue to pay his base salary for the shorter of one year or until he commences full time employment with another employer.

    ANTHONY J. ALLOTT. Mr. Allott and the Company have entered into an employment agreement pursuant to which he currently serves as Vice President and Chief Financial Officer of the Company. This Agreement became effective as of August 15, 1998 and extends through August 14, 2001, subject to annual renewals thereafter. Under the agreement, Mr. Allott currently receives an annual base salary of $200,000, and any bonus payable to Mr. Allott is at the discretion of the Company. If the Company terminates Mr. Allott's employment for any reason other than cause (as defined in the agreement), the Company will continue to pay his base salary and provide certain other benefits for the longer of twelve months or the remaining term of the agreement. Mr. Allott and the Company have also entered into a letter agreement dated May 18, 1998 providing that upon a change of control (as defined in the agreement) of the Company, all outstanding and unvested options held by Mr. Allott will immediately vest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company entered into a Supply Agreement dated April 17, 1990 with BE Aerospace, Inc., a Delaware corporation ("BE Aerospace"), which was terminated effective September 16, 1997 concurrent with the sale of related manufacturing assets by the Company. Pursuant to the Supply Agreement, the Company sold to BE Aerospace its requirements of certain injection-molded plastic components at a price which resulted in a 33 1/3% gross margin to the Company, after including in the Company's standard cost for such products all direct and indirect costs of labor, materials, equipment and overhead. There were no purchases by BE Aerospace or its affiliates under the Supply Agreement during the fiscal year ended September 30, 1998, although there were net receivables reflected on the books of the Company in the amount of approximately $185,000 as of the end of the fiscal year. Amin J. Khoury is a director and officer of BE Aerospace and Richard G. Hamermesh is a director of BE Aerospace.

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the Nasdaq Stock Market-- US Index, the Dow Jones Industrial Technology Index and the Standard & Poors Manufacturing (Diversified Industry) Index from September 30, 1993 through September 30, 1998, the last trading day of fiscal 1998. The cumulative total shareholder return is based on $100 invested in Common Stock of the Company and in the stocks comprising the respective indices on September 30, 1993 (including reinvestment of dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                          DOW JONES             S & P

                 APPLIED EXTRUSION       NASDAQ STOCK        INDUSTRIAL        MANUFACTURING
                TECHNOLOGIES, INC.      MARKET (U.S.)        TECHNOLOGY        (DIVERSIFIED)
9/93                       $100.00            $100.00           $100.00              $100.00
9/94                       $191.67            $100.83           $111.81              $111.12
9/95                       $306.25            $139.28           $140.37              $148.00
9/96                       $152.08            $165.24           $150.65              $190.66
9/97                       $143.75            $226.81           $175.82              $265.41
9/98                       $159.38            $231.84           $114.69              $239.30

    The stock prices on the Performance Graph are not necessarily indicative of future stock price performance. Each of the Report of the Compensation Committee of the Board of Directors and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations, including written representations of its directors and officers that no other reports were required, during the fiscal year ended September 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties, with the exception that the Company filed a Form 5 one month late on behalf of each of Messrs. Golestaneh, Hamermesh, Harmeling, Marshall and O'Donnell with respect to the Company's annual grant of stock options to non-employee directors.

                                   ITEM NO. 2

                    APPROVAL OF INCREASE IN NUMBER OF SHARES
              AUTHORIZED FOR ISSUANCE UNDER 1994 STOCK OPTION PLAN

    Under the Company's 1994 Stock Option Plan (the "1994 Plan"), an aggregate of 1,850,000 shares of Common Stock have been reserved for issuance. The Company is presently seeking to increase the aggregate number of shares available for grants of options under the 1994 Plan from 1,850,000 to 2,350,000. The market value of the remaining 1,777,375 shares reserved for issuance in connection with unexercised or unissued options under the 1994 Plan was $13,996,828 as of January 8, 1999.

    Management believes that additional shares of Common Stock are needed for issuance under the 1994 Plan so that sufficient awards can continue to be made to attract, retain and motivate key employees of the Company and its subsidiaries. As of January 8, 1999, not taking into account this proposal to increase the number of shares available for grants, there were 73,000 remaining shares available for future option grants under the 1994 Plan.

    The following table sets forth information with respect to the options granted pursuant to the 1994 Plan through January 8, 1999:

                             1994 STOCK OPTION PLAN

                              OPTION GRANT SUMMARY

                                                                   OPTIONS    WEIGHTED AVERAGE
NAME                                                             GRANTED(#)    EXERCISE PRICE
---------------------------------------------------------------  -----------  -----------------
Thomas E. Williams.............................................     200,000       $    7.94
Amin J. Khoury.................................................     200,000       $    7.94
David N. Terhune...............................................     215,000       $    7.96
Mark S. Abrahams...............................................      32,500       $    8.30
Anthony J. Allott..............................................      62,500       $    8.32
Executive Officers, as a group.................................     740,000       $    8.16
Non-Executive Directors, as a group............................           0          --
Non-Executive employees, as a group............................   1,260,500       $    7.61

    The 1994 Plan is administered by the Compensation Committee and provides for the grant of incentive stock options pursuant to Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, to officers, employees, consultants or advisors of the Company and its subsidiaries (in total, approximately 1,150 persons as of November 30, 1998). Directors who are also employees, consultants or advisors are eligible to participate in the 1994 Plan.

    The exercise price of options granted under the 1994 Plan is determined by the Compensation Committee; provided that the exercise price of stock options may not be less than 100% (110% in the case of incentive options granted to an owner of more than 10% of the Company's Common Stock) of the fair market value of the Common Stock on the date of grant. Options expire no more than 10 years after the date of grant (5 years after the date of grant for owners of more than 10% of the Company's Common Stock in the case of incentive stock options). Options generally vest and become exercisable 25% per year over a four year period from the date of grant. Unvested options expire upon termination of employment or death. Generally, vested options expire three months after the termination of employment, subject to special provisions in the case of death.

    FEDERAL TAX EFFECTS. The following general summary of federal income tax consequences, based on the law as currently in effect, does not purport to be a complete description of federal or other tax aspects of the 1994 Plan. Moreover, the following summary does not discuss possible foreign, state, estate or other tax consequences.

    INCENTIVE STOCK OPTIONS. Neither the grant nor, in general, the exercise of an incentive stock option produces taxable ordinary income to the employee or a deduction to the Company. However, upon exercise of an incentive stock option, the participant's "alternative minimum taxable income" will be increased, generally by the excess of the fair market value of the shares at time of exercise over the option price, and the employee may be required to pay the alternative minimum tax ("AMT"). Any AMT attributable to the exercise of an incentive stock option may be applied as a credit against the participant's regular tax liability in subsequent years, subject to certain limitations.

    If the participant does not dispose of stock received upon the exercise of an incentive stock option within two years from the date the option was granted or within one year after the date of exercise, any later sale of the shares will result in a long-term capital gain or loss. However, if shares received upon exercise of an incentive stock option are disposed of before these holding period requirements have been satisfied (a "disqualifying disposition"), the participant will realize ordinary income, and the Company will be entitled to a deduction, equal in general to the difference between the option price and the value of the shares on the date of exercise. In the case of a disqualifying disposition that is a sale with respect to which loss (if sustained) would be recognized, the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis for the stock. A disqualifying disposition of shares acquired upon exercise of an incentive stock option that occurs in the same taxable year of the participant as the date his or her AMT income was increased by reason of such exercise will eliminate the AMT effect, if any, of such exercise.

    In the event a participant pays the option price of an incentive stock option by surrendering shares of previously owned stock, the surrender will not, in general, result in the recognition of gain. However, the exercise of an incentive stock option by the surrender of shares which were themselves acquired by the participant upon exercise of an incentive stock option will be a disqualifying disposition of the surrendered shares if it takes place within two years after the grant or one year after the exercise of the incentive option pursuant to which the surrendered shares were acquired.

    Incentive stock options granted pursuant to the 1994 Plan are treated for tax purposes as non-statutory options (see below) to the extent that the aggregate fair market value of Common Stock with respect to which such options are exercisable for the first time by an individual during any calendar year exceeds $100,000. For purposes of the preceding sentence, incentive stock options under all option plans of the Company and its subsidiaries are aggregated, and fair market value is determined as of the time of grant of the option.

    NON-STATUTORY STOCK OPTIONS. The grant of a non-statutory stock option does not produce taxable income to the employee or a deduction to the Company. When a participant exercises a non-statutory stock option, he or she realizes, for federal income tax purposes, ordinary income, subject to withholding, in the amount of the difference between the option price and the then-market value of the shares, and the Company is entitled to a corresponding deduction (subject to satisfying its obligation to withhold with respect to such income). The tax is due regardless of whether the optionee sells the stock acquired upon exercise of the option.

    If a participant exercises a non-statutory stock option in whole or in part by surrendering previously acquired stock (whether acquired upon exercise of an incentive or non-statutory stock option or otherwise), no gain or loss is recognized on the exchange of the previously acquired shares for an equivalent number of new shares.

    SPECIAL RULES APPLICABLE TO EXECUTIVE OFFICERS AND DIRECTORS. The tax rules described above are subject to modification in the case of optionees subject to the so-called "short-swing profit" rules of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Restricted Parties"). In the case of an option exercised by a Restricted Party within six months of the date of grant of the option, the ordinary income (or increase AMT income, in the case of an ISO) associated with exercise will in general be recognized six months following the date of grant and will be measured by the excess (if any) of the fair market value of the shares over the option price at that time, rather than being recognized and measured at time of exercise. Any deduction available to the Company in connection with the exercise will be similarly deferred. However, a Restricted Party exercising an option within six months of the date of the option grant may elect under Section 83(b) of the Code to have the income associated with exercise measured and taken into account at that time. An election under Section 83(b) of the Code must be made not later than 30 days after exercise and must satisfy certain other requirements.

    An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting, is required to approve the amendment to the 1994 Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 2.

                                   ITEM NO. 3

                          APPROVAL OF AMENDMENT TO AET
                          CERTIFICATE OF INCORPORATION

    The AET Certificate of Incorporation presently provides that AET is authorized to issue 16,000,000 shares of capital stock, of which 15,000,000 shares are designated Common Stock, $.01 par value per share, and 1,000,000 are designated Preferred Stock, $.01 par value per share. As of January 8, 1999, there were (i) 11,280,150 shares of AET Common Stock outstanding, (ii) 3,272,675 shares reserved for future issuance upon the exercise of options and rights to acquire AET Common Stock, including under AET's stock option and employee stock purchase plans, and through AET's Savings and Profit Sharing Plan, (iii) 182,801 shares held in treasury, (iv) no shares of preferred stock outstanding, and (v) 150,000 shares of preferred stock reserved in connection with AET's Shareholder Rights Plan. All outstanding shares of AET Common Stock are fully paid and nonassessable and the holders thereof are entitled to one vote for each share held. The Corporation is proposing to increase the number of shares of authorized AET Common Stock by 15,000,000 shares to an aggregate of 30,000,000 shares.

    If the increase in authorized shares is approved, the additional shares of AET Common Stock would be available for use in acquisitions, for sale in public offerings, for stock dividends, for issuance pursuant to stock options and other rights to purchase or receive shares and for any other purpose for which shares of common stock may be issued under the laws of the State of Delaware. AET has no immediate plans for the issuance of any of its authorized but unissued and unreserved shares of AET Common Stock. To effect the increase in authorized shares, AET would file an amendment to its Certificate of Incorporation with the Delaware Secretary of State.

    The AET Board believes that approval of the increase in the authorized shares is in the best interest of AET's stockholders because it would facilitate AET's business and financial purposes in the future without the necessity of delaying such activities for further stockholder approvals, except as may be required in a particular case by its charter documents, applicable law, or the rules of any stock exchange or other system on which AET Common Stock may be listed.

    The authorization of additional shares of AET Common Stock could make more difficult, and thereby discourage, attempts to acquire control of AET and thereby discourage a third party from attempting to do so. For example, such additional shares could be used to dilute the stock ownership of parties seeking to obtain control of AET, to increase the total amount of consideration necessary for a party to obtain control, or to increase the voting power of friendly third parties. These uses could have the effect of making it more difficult for a third party to remove incumbent management or to accomplish a given transaction, even if such actions would generally be beneficial to shareholders. The AET Board of Directors has concluded, however, that the advantages of the additional authorized shares outweigh any potential disadvantages. Assuming the proposed increase is approved by the stockholders, AET has no present intention to use the additional shares to deter takeovers.

    The affirmative vote of a majority of the shares of AET Common Stock outstanding is necessary to approve the increase in authorized shares. Votes cast by proxy or in person at the AET Annual Meeting will be counted by persons appointed by AET to act as election inspectors for the meeting. Because the increase in authorized shares must receive the affirmative vote of a majority of the outstanding AET Common Stock, abstentions and broker non-votes will have the effect of a vote against the proposal. Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted in favor of the proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 3.
                            ------------------------

                                 AUDIT MATTERS

    Deloitte & Touche has been selected to audit the financial statements of the Company for the fiscal year ending September 30, 1999, and to report the results of their examination.

    A representative of Deloitte & Touche is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders submitted for consideration at the 2000 Annual Meeting of Stockholders must be received by the Company no later than December 15, 1999 in order to be included in the Company's proxy statement for the 2000 Annual Meeting. In addition, if a stockholder wishes to present a proposal at the Company's 2000 Annual Meeting that will not be included in the Company's proxy statement and fails to notify the Company by no earlier than November 2, 1999 and no later than December 2, 1999, then the proxies solicited by the Board of Directors for the 2000 Annual Meeting will include discretionary authority to vote on the stockholder's proposal in the event that it is properly brought before the meeting.

                                 OTHER BUSINESS

    The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                                   FORM 10-K

    A COPY OF AET'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE BY WRITING TO: APPLIED EXTRUSION TECHNOLOGIES, INC., ATTN: GERALD M. HAINES II, SECRETARY, 3 CENTENNIAL DRIVE, PEABODY, MASSACHUSETTS 01960.

 [1066 - APPLIED EXTRUSION TECHNOLOGIES, INC.][FILE NAME: AET91B.ELX][VERSION -
                                  1][1/11/99]

                                  DETACH HERE
 ...............................................................................

                               ANNUAL MEETING OF
                      APPLIED EXTRUSION TECHNOLOGIES, INC.
                                 MARCH 1, 1999

The undersigned hereby constitutes and appoints Messrs. Anthony J. Allott and Gerald M. Haines II, or either of them, with power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders of Applied Extrusion Technologies, Inc. to be held on March 1, 1999 at the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:30 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock, par value $.01 per share, that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director, the addition of shares to the Applied Extrusion Technologies, Inc. 1994 Stock Option Plan, and the amendment to the Certificate of Incorporation, and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.

    SEE REVERSE                                                                                          SEE REVERSE
       SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE                                             SIDE

 [1066 - APPLIED EXTRUSION TECHNOLOGIES, INC.][FILE NAME: AET91B.ELX][VERSION -
                                  1][1/11/99]

                                  DETACH HERE

 ...............................................................................

            PLEASE
             MARK
           VOTES AS
              IN
             THIS
   /X/     EXAMPLE.

                         PLEASE DO NOT FOLD THIS PROXY.

1.  ELECTION OF DIRECTORS.
   THE UNDERSIGNED HEREBY GRANTS AUTHORITY TO ELECT THE FOLLOWING NOMINEES:
   NOMINEES:  AMIN J. KHOURY, THOMAS E. WILLIAMS, MARK M. HARMELING

            FOR                  / /        / /               WITHHELD
            ALL                                               FROM ALL
          NOMINEES                                            NOMINEES

/ /
                        FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

                                                       FOR      AGAINST    ABSTAIN
2.         TO APPROVE AN INCREASE IN THE NUMBER OF
           OPTION SHARES AVAILABLE FOR GRANT UNDER
           THE COMPANY'S 1994 STOCK OPTION PLAN.       / /        / /        / /


                                                       FOR      AGAINST    ABSTAIN
3.         TO AMEND THE CERTIFICATE OF
           INCORPORATION TO INCREASE THE NUMBER OF
           SHARES OF AUTHORIZED COMMON STOCK, $.01
           PAR VALUE, TO 30,000,000 SHARES.            / /        / /        / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                                / /

PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE SIGN YOUR FULL TITLE AS SUCH.
EACH JOINT OWNER SHOULD SIGN.

SIGNATURE: ____________________ DATE: ____ SIGNATURE: ________________ DATE:____